UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 24, 2025
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
590 Plant Road Dresden, New York 14441
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On January 24, 2025, Greenidge Generation Holdings Inc. (the “Company”) and certain entities controlled by Atlas Capital Resources GP LLC (collectively, “Atlas”) entered into an Equity Interest Payment Agreement (the “Payment Agreement”), pursuant to which Atlas agreed to provide continuing credit support to the Company by maintaining certain letters of credit payable to the New York State Department of Environmental Conservation and Empire Pipeline Incorporated (“Empire”) to guarantee the current value of the Company’s landfill environmental trust liability and contractual obligations related to the pipeline interconnection project the Company has entered into with Empire, respectively. Absent Atlas’ agreement to maintain each letter of credit until its respective renewal date of April 1 and May 3, 2025, Atlas would have the contractual right to require the Company to replace such letters of credit.

The Payment Agreement provides that Atlas shall continue to maintain such letters of credit for a specified period in exchange for, among other things, the Company’s agreeing to make an L/C Extension Payment in an amount equal to $1,369,990 and to pay interest on the outstanding amount of such letters of credit for each quarterly period during the term of the Payment Agreement, in each case, subject to the limitations set forth in the Payment Agreement, with such payments to be made in the form of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company based on the price formulas set forth in the Payment Agreement. The Company is obligated to make the L/C Extension Payment within seven (7) business days of entering into the Payment Agreement. Commencing on the signing of the Payment Agreement, the Company will make the interest payments on a calendar quarter basis in arrears.

Pursuant to the terms of the Payment Agreement, upon request of Atlas, the Company also agreed to enter into a customary registration rights agreement with Atlas providing Atlas with certain demand and piggyback registration rights in respect of all shares of Class A Common Stock (or other equity securities convertible into shares of Class A Common Stock) held by Atlas.

All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K shall have the respective meanings ascribed to them in the Payment Agreement. The foregoing does not purport to be a complete description of the terms of the Payment Agreement and is qualified in its entirety by the text of the Payment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Equity Interest Payment Agreement, dated January 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: January 28, 2025